EXHIBIT 99.1

JOINT FILING AGREEMENT

UXIN LIMITED

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and among them to the joint filing on behalf of them of the Statement on Schedule 13D and any and all further amendments thereto, with respect to the securities of the above referenced issuer, and that this Agreement be included as an Exhibit to such filing. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of January 15, 2025.

Joy Capital Opportunity, L.P.

By:	Joy Capital Opportunity GP, L.P.
Its:	general partner

By:	Joy Capital GP, Ltd.
Its:	general partner

By:	/s/ Erhai Liu
Erhai Liu, Director

Joy Capital Opportunity GP, L.P.

By:	Joy Capital GP, Ltd.
Its:	general partner

By:	/s/ Erhai Liu
Erhai Liu, Director

Joy Capital II, L.P.

By:	Joy Capital II GP, L.P.
Its:	general partner

By:	Joy Capital GP, Ltd.
Its:	general partner

By:	/s/ Erhai Liu
Erhai Liu, Director

Joy Capital II GP, L.P.

By:	Joy Capital GP, Ltd.
Its:	general partner

By:	/s/ Erhai Liu
Erhai Liu, Director

Joy Capital III, L.P.

By:	Joy Capital III GP, L.P.
Its:	general partner

By:	Joy Capital GP, Ltd.
Its:	general partner

By:	/s/ Erhai Liu
Erhai Liu, Director

Joy Capital III GP, L.P.

By:	Joy Capital GP, Ltd.
Its:	general partner

By:	/s/ Erhai Liu
Erhai Liu, Director

Joy Capital GP, Ltd.

By:	/s/ Erhai Liu
Erhai Liu, Director

Astral Success Limited

By:	/s/ Erhai Liu
Erhai Liu, Director

Joy Capital IV, L.P.

By:	Joy Capital IV GP, L.P.
Its:	general partner

By:	Joy Capital GP, Ltd.
Its:	general partner

By:	/s/ Erhai Liu
Erhai Liu, Director

Joy Capital IV GP, L.P.

By:	Joy Capital GP, Ltd.
Its:	general partner

By:	/s/ Erhai Liu
Erhai Liu, Director

BRIGHTEST SKY LIMITED

By:	/s/ Erhai Liu
Erhai Liu, Director